SS: Form D4 (Rev. 1/86)
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                                    MAIL TO:
                           Colorado Secretary of State
                               Corporations Office
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 866-2361


                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION


     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:


     FIRST: The name of the corporation is (note I ) WORLD GREETINGS, INC.


     SECOND: The following amendment to the Articles of Incorporation was adopted on March 30, 1987, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

     ____ Such amendment was adopted by the board of directors where no shares have been issued.

     XX   Such amendment was adopted by a vote of the shareholders.  The number
     ---- of shares voted for the amendment was sufficient for approval.

          Name changed from World Greetings, Inc. to Art Cards, Inc.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:


                                        World Greetings, Inc.          (Note 1)

                                        By /s/ Richard H. Miller
                                           ------------------------------------
                                        Its                           President

                                        and____________________________(Note 2)
                                        Its                           Secretary

                                        /s/ Richard H. Miller          (Note 3)
                                        ---------------------------------------
                                        Its                            Director